Exhibit 10.1

FORM OF NON-REDEMPTION AGREEMENT

SPAC:	Williams Rowland Acquisition Corporation, a Delaware Corporation (“SPAC”).

Sponsors:	Williams Rowland Sponsor LLC
Wrac Ltd.

Investor:	[ ]

Investor Agreements:	Investor represents that it owns as of December 2, 2022, the record date for the SPAC’s special meeting to be held on December 22, 2022, with respect to the SPAC’s stockholder vote in connection with amendments of SPAC’s Amended and Restated Certificate of Incorporation and the Trust Agreement to extend the date by which the SPAC must consummate an initial business combination by six months (the “Extension”), [ ] shares of the common stock, par value $0.0001 per share (the “Investor Shares”).

Investor waives any right that it may have to elect to have SPAC redeem any Investor Shares and agrees not to redeem or otherwise exercise any right to redeem, the Investor Shares and to reverse and revoke any prior redemption elections made with respect to the Investor Shares in connection with the Extension.

Investor agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will, from the execution of this Agreement until the business day following a successful stockholder vote with respect to the Extension, (a) engage in any hedging transactions or Short Sales (as defined below) with respect to securities of SPAC, (b) offer for sale, sell (including Short Sales), transfer (including by operation of law), place a lien on, pledge, convert, assign or otherwise dispose of (including by gift, merger, tendering into any tender offer or exchange offer or otherwise) or encumber (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement, arrangement, undertaking or understanding (including any profit-sharing arrangement) with respect to, or consent to, a direct or indirect Transfer of, any or all of the Investor Shares, or (c) take any action that would have the effect of preventing or materially delaying the performance of its obligations hereunder. For purposes of this agreement (this “Agreement”), “Short Sales” shall include, without limitation, (i) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, (ii) all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage or other similar financing arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and (iii) sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

Investor agrees that it will and will cause its controlled affiliates to vote (or cause to be voted) or execute and deliver a written consent (or cause a written consent to be executed and delivered) all of the Investor Shares owned, as of the applicable record date, by any of them at any meeting of the stockholders of the SPAC in favor of the Extension and cause all such shares to be counted as present thereat for purposes of establishing a quorum.

Transferred Sponsor Shares:	_______ fully paid, non-assessable SPAC Shares currently held of record by the Sponsors (the “Transferred Sponsor Shares”) calculated as 15,000 Transferred Sponsor Shares per each 99,000 of Investor Shares.

SPAC and Sponsor Agreements:	Subject to the compliance of the Investor with the agreements and representations herein and conditioned on the consummation of the Extension, the Sponsor agrees to issue to the Investor the Transferred Sponsor Shares on or promptly after the consummation of the SPAC’s business combination. The SPAC will not make any amendments to the terms of the Transferred Sponsor Shares stated in the IPO prospectus dated July 26, 2021. The Transferred Sponsor Shares will not be subject to any earn-out, cut-back, reduction, mandatory repurchase, redemption, forfeiture or transfer restriction not described here or in the IPO prospectus, without the Investor’s prior written consent.

Trust Account:	Until the earlier of (a) the consummation of SPAC’s initial business combination; (b) the liquidation of the Trust Account; and (c) two business days prior to the 24 month anniversary of the consummation of SPAC’s initial public offering, SPAC will maintain the investment of funds held in the Trust Account in interest-bearing United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, which invest only in direct U.S. government treasury obligations. SPAC further confirms that it will not utilize any funds from its Trust Account to pay any potential excise taxes that may become due upon a redemption of the Public Shares, including in connection with a liquidation of SPAC if it does not effect a business combination prior to its termination date. Notwithstanding the foregoing, this will not prevent the SPAC from receiving interest to pay income and franchise taxes as permitted by and in accordance with its Investment Management Trust Agreement with Continental Stock Transfer & Trust Company.

MFN:	SPAC will not enter into any similar agreement with any other investor in connection with the meeting at which the Extension will be considered (each, an “Other Transaction”) with any terms or conditions more favorable to the parties in such Other Transaction than the terms and conditions set forth herein. If, and whenever on or after the date hereof, SPAC enters into an Other Transaction, then (i) the SPAC shall provide notice thereof to the Investor immediately following the occurrence thereof and (ii) in addition to any other remedies of the Investor in law or equity, the terms and conditions of this agreement shall be, without any further action by the Seller or the Counterparty, automatically amended and modified in an economically and legally equivalent manner such that the Seller shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Other Transaction.

Investor Representations and Warranties:	Investor represents and warrants to SPAC and Sponsors the representations and warranties on Exhibit A hereto.

Termination Event:	This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earliest to occur of (a) the mutual written consent of the parties hereto, (b) the consummation of the Extension and the delivery of the Transferred Sponsor Shares to the Investor, and (c) December 31, 2022.

Disclosure:	SPAC shall promptly following the execution of this Agreement adequately discloses the material terms and conditions of the transaction contemplated by this Agreement. SPAC shall not name Investor in such disclosure unless required by applicable law or regulation.

Governing Law and Jurisdiction:	New York

Trust Account Waiver:	Investor acknowledges that SPAC has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (“IPO”) and certain proceeds of the private placement (including interest accrued from time to time thereon) for the benefit of its public stockholders and certain other parties (including the underwriters of the IPO). For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby agrees (on its own behalf and on behalf of its related parties) that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and it shall not make any claim against the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to this Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”); provided, that the Released Claims shall not include any rights or claims of the Investor or any of its related parties as a shareholder of SPAC to the extent related to or arising from any shares of the SPAC.

Entire Agreement:	This Agreement and the agreements referenced herein constitute the entire binding agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent that they relate in any way to the subject matter hereof.

[SIGNATURES ON FOLLOWING PAGE]

[Investor Entity]	WILLIAMS ROWLAND ACQUISITION CORP.

By:	By:
Name:	Name:
Title:	Title:

WILLIAMS ROWLAND SPONSOR LLC

By:
Name:
Title:

WRAC LTD

Name:
Title:

Please provide exact names of holders of Investor Shares as of December 2, 2022, together with number of shares held by each:

______________________________

EXHIBIT A

(a) This Agreement has been duly executed and delivered by the Investor and, assuming due authorization, execution and delivery by Sponsors and SPAC, this Agreement constitutes a legally valid and binding obligation of the Investor, enforceable against the Investor in accordance with the terms hereof (except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies).

(b) The execution and delivery of this Agreement by the Investor does not, and the performance by the Investor of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of the Investor or (ii) require any consent or approval that has not been given or other action that has not been taken by any person, in each case to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by the Investor of its obligations under this Agreement.

(c) The Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act), in each case, satisfying the applicable requirements set forth on Annex A, (ii) is acquiring any Transferred Sponsor Shares that may be issued to the Investor pursuant to this Agreement only for its own account and not for the account of others, or if the Investor is acquiring any Transferred Sponsor Shares that may be issued to the Investor pursuant to this Agreement as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer or institutional accredited investor (as the case may be) and the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring any Transferred Sponsor Shares that may be issued to the Investor pursuant to this Agreement with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Annex A). The Investor is not an entity formed for the specific purpose of acquiring any Transferred Sponsor Shares that may be issued to the Investor pursuant to this Agreement, unless such newly formed entity is an entity in which all of the investors are institutional accredited investors, and is an “institutional account” as defined by FINRA Rule 4512(c). The Investor is a sophisticated institutional investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities. Accordingly, the Investor understands that the acquisition of any Transferred Sponsor Shares that may be issued to the Investor pursuant to this Agreement meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

(d) The Investor understands that any Transferred Sponsor Shares that may be issued to the Investor pursuant to this Agreement are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Transferred Sponsor Shares have not been registered under the Securities Act. The Investor understands that the Transferred Sponsor Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act, except pursuant to an applicable exemption from the registration requirements of the Securities Act, and in accordance with any applicable securities laws of the applicable states and other jurisdictions of the United States, and that any certificates or book entry records representing the Transferred Sponsor Shares shall contain a restrictive legend to such effect. The Investor acknowledges and agrees that the Transferred Sponsor Shares will be subject to these securities law transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily resell the Transferred Sponsor Shares and may be required to bear the financial risk of an investment in the Transferred Sponsor Shares for an indefinite period of time. The Investor understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Transferred Sponsor Shares.

(e) In making its decision to invest in the Transferred Sponsor Shares, the Investor has relied solely upon independent investigation made by the Investor and Sponsors’ and SPAC’s representations, warranties and covenants contained herein. The Investor has not relied on any statements or other information provided by anyone other than SPAC concerning SPAC, the Transferred Sponsor Shares or the offer of the Transferred Sponsor Shares. The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Transferred Sponsor Shares and made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to the Investor’s investment in the Transferred Sponsor Shares. The Investor represents and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and its professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Transferred Sponsor Shares. Without limiting the generality of the foregoing, the Investor acknowledges that it has had an opportunity to review the reports publicly filed with the Securities and Exchange Commission.

(f) Investor became aware of the offering of the Transferred Sponsor Shares solely by means of direct contact between the Investor, Sponsors, SPAC or their representatives or affiliates. The Investor did not become aware of the offering of the Transferred Sponsor Shares, nor were the Transferred Sponsor Shares offered to the Investor, by any other means. The Investor acknowledges that Transferred Sponsor Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under the Securities Act or any state securities laws.

(g) Investor acknowledges that it is aware that there are substantial risks incident to the ownership of the Transferred Sponsor Shares. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Sponsor Shares, and the Investor has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as the Investor has considered necessary to make an informed investment decision. The Investor is not relying on any statements or representations of Sponsors, SPAC or any of its agents for legal, tax or investment advice with respect to this Agreement or the transactions contemplated by the Agreement. The Investor has fully considered the risks of an investment in the Transferred Sponsor Shares and determined that the Transferred Sponsor Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in the Transferred Sponsor Shares. The Investor acknowledges specifically that a possibility of total loss exists.

(h) The Investor understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Transferred Sponsor Shares or made any findings or determination as to the fairness of this investment.

(i) No broker or finder has acted on behalf of the Investor in such a way as to create any liability on Sponsors or SPAC in connection with this Agreement.

(j) The Investor is not entering into the transactions contemplated by this Agreement to create actual or apparent trading activity in any security of the SPAC (or any security convertible into or exchangeable for a security of the SPAC) or to raise or depress or otherwise manipulate the price of any security of the SPAC (or any security convertible into or exchangeable for a security of the SPAC) or otherwise in violation of the Exchange Act. The Investor has not entered into or altered, and agrees that the Investor will not enter into or alter, any corresponding or hedging transaction or position with respect to any security of the SPAC.